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                                                                    EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE
                   METATEC ANNOUNCES THE SALE OF ITS EUROPEAN
                   CD-ROM OPERATIONS TO NETHERLANDS INVESTORS

CONTACTS:      Gary W. Qualmann
                             Chief Financial Officer
                             Or Richard Baker
                             Director of Corporate Communications
                             Metatec International
                             (614) 761-2000

               DUBLIN, Ohio, Oct. 3, 2002 - Metatec International, Inc., (OTCBB: META) today announced the sale of its European CD-ROM manufacturing operations to Nimbus, a Netherlands-based private investment group. Terms of the sale, which consisted of Nimbus purchasing all the shares of Metatec's European subsidiary company, were not disclosed.

                "With our transformation from primarily an optical disc manufacturing company to a niche supply chain solutions company, we no longer require direct ownership of the disc manufacturing capacity available at our Breda plant," said Christopher A. Munro, Metatec president and chief executive officer. Transferring ownership and operation of the plant further strengthens Metatec's overall financial position and enhances the on-going transition of our business to one more centered around broader supply chain solutions."

               The manufacturing operations, located in Breda, The Netherlands, will continue to be available to provide services to Metatec's U.S. customers doing or anticipating doing business in Europe.

               Munro said that European and U.S.-based Metatec customers currently doing business in Europe should not see any interruption in service.

               Furthermore, Munro said that as part of Metatec's sale to Nimbus, the two companies plan to have a strategic relationship that leverages marketing, sales and services of both organizations. He said that U.S.-based companies with supply chain solution needs in Europe might benefit from the combined solutions offered by both companies.

               Munro said that disc manufacturing services will also continue to be part of the overall supply chain solutions offered to U.S. companies from Metatec's main facility in Dublin, Ohio.

               Metatec anticipates it will report a non-cash charge against earnings of $2.4 million associated with sale of the Breda operation.



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                           ABOUT METATEC INTERNATIONAL

               Metatec International enables companies to streamline the process of delivering products and information to market by providing technology driven supply chain solutions that increase efficiencies and reduce costs. Technologies include a full range of supply chain solutions, secure Internet-based software distribution services and CD-ROM and DVD manufacturing services. Extensive real-time customer-accessible online reporting and tracking systems support all services. Metatec operations are based in Dublin, Ohio.

               More information about Metatec is available by visiting the company's web site at www.metatec.com.

                           FORWARD-LOOKING STATEMENTS

               Except for historical information, all other statements made in this news release are "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause the company's actual results to differ materially from those projected. Such risks and uncertainties that might cause such a difference include, but are not limited to: changes in general business and economic conditions; changes in demand for CD-ROM products or supply chain services; excess capacity levels in the CD-ROM industry; the introduction of new products or services by competitors; increased competition (including pricing pressures); changes in manufacturing efficiencies, changes in supply chain services techniques; changes in technology; changes in foreign currency exchange rates; the company's ability to meet the cash flow thresholds and other financial covenants in its loan agreement with its banks, the failure of which could result in the banks' exercising their legal remedies against the company or its assets; the company's negative shareholders' equity, which means that shareholders may not realize any value upon a sale or liquidation of the company or its assets; and other risks discussed in the company's filings with the Securities and Exchange Commission, including those risks discussed under the caption "Forward Looking Statements; Risk Factors Affecting Future Results" and elsewhere in the Form 10-K for Metatec's year ended Dec. 31, 2001.